                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K(A)
                                   AMENDMENT 2

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

           Date of Report (Date earliest event reported): JUNE 7, 1999

                          ANCHOR BANCORP WISCONSIN INC.
             (Exact name of registrant as specified in its charter)

            WISCONSIN                  0-20006               39-1726871
(state or other jurisdiction      (Commission File          (IRS Employer
      of incorporation)                Number)            Identification No.)





                                  25 WEST MAIN
                            MADISON, WISCONSIN 53703
                    (Address of Principal Executive Offices)



                                 (608) 252-8700
              (Registrant's Telephone Number, Including Area Code)

ITEM 7(b).        PRO FORMA FINANCIAL INFORMATION OF REGISTRANT.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF ANCHOR BANCORP WISCONSIN INC.


                                                                          Page
CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets.............................................    2

Consolidated Statements of Income.......................................    3

Consolidated Statements of Changes in Stockholders' Equity..............    4

Consolidated Statements of Cash Flows...................................    5

Notes to Consolidated Financial Statements..............................    7

Report of Ernst & Young LLP, Independent Auditors.......................   33

Management and Audit Committee Report....................................  34

CONSOLIDATED BALANCE SHEETS


                                                                                            MARCH 31,
                                                                       -------------------------------------------------
                                                                                 1999                    1998
                                                                       -------------------------------------------------
                                                                         (Dollars In Thousands Except Per Share Data)
ASSETS
Cash                                                                      $       32,807            $       33,028
Interest-bearing deposits                                                         31,169                    34,498
                                                                          --------------            --------------
  Cash and cash equivalents                                                       63,976                    67,526
Investment securities available for sale                                          40,256                    42,449
Investment securities held to maturity (fair value of $47,300 and
  $38,300, respectively)                                                          47,466                    38,011
Mortgage-related securities available for sale                                    66,956                   101,396
Mortgage-related securities held to maturity (fair value of $192,700
  and $154,200, respectively)                                                    191,533                   152,993
Loans receivable, net:
  Held for sale                                                                   18,080                    34,752
  Held for investment                                                          2,111,566                 1,962,023
Foreclosed properties and repossessed assets, net                                  1,710                     4,723
Real estate held for development and sale                                         30,075                    22,630
Office properties and equipment                                                   24,879                    25,250
Federal Home Loan Bank stock--at cost                                             27,745                    28,030
Accrued interest on investments and loans                                         17,322                    16,514
Prepaid expenses and other assets                                                 22,154                    20,783
                                                                          --------------            --------------
     Total assets                                                         $    2,663,718            $    2,517,080
                                                                          ==============            ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits                                                                  $    1,835,416            $    1,710,980
Federal Home Loan Bank and other borrowings                                      530,495                   520,975
Reverse repurchase agreements                                                     42,464                    42,935
Advance payments by borrowers for taxes and insurance                             10,360                    11,599
Other liabilities                                                                 24,696                    27,723
                                                                          --------------            --------------
     Total liabilities                                                         2,443,431                 2,314,212
                                                                          --------------            --------------

Preferred stock, $.10 par value, 5,000,000 shares
 authorized, none outstanding                                                          -                         -
Common stock, $.10 par value, 30,000,000 shares
 authorized, 24,998,648 shares issued                                              2,500                     2,500
Additional paid-in capital                                                        80,199                    77,345
Retained earnings                                                                168,458                   154,826
Less:   Treasury stock (1,166,483 shares and 1,255,173 shares,
               respectively), at cost                                            (29,811)                  (29,981)
           Borrowings of Employee Stock Ownership Plan                            (1,370)                   (2,415)
           Common stock purchased by benefit plans                                  (689)                     (850)
           Accumulated other comprehensive income                                  1,000                     1,443
                                                                          --------------            --------------
     Total stockholders' equity                                                  220,287                   202,868
                                                                          --------------            --------------
     Total liabilities and stockholders' equity                           $    2,663,718            $    2,517,080
                                                                          ==============            ==============


See accompanying Notes to Consolidated Financial Statements.

CONSOLIDATED STATEMENTS OF INCOME


                                                                              Year Ended March 31,
                                                               ---------------------------------------------
                                                                   1999            1998           1997
                                                               ---------------------------------------------
                                                                  (In Thousands, Except Per Share Data)
INTEREST INCOME:
Loans                                                              $ 168,779      $ 160,400       $ 137,720
Mortgage-related securities                                           15,671         18,734          17,207
Investment securities                                                  7,572          6,732           4,814
Interest-bearing deposits                                              2,287          1,044             775
                                                                   ---------      ---------       ---------
  Total interest income                                              194,309        186,910         160,516

INTEREST EXPENSE:
Deposits                                                              82,322         79,207          68,118
Notes payable and other borrowings                                    31,745         31,202          26,905
Other                                                                    468            484             520
                                                                   ---------      ---------       ---------
  Total interest expense                                             114,535        110,893          95,543
                                                                   ---------      ---------       ---------
  Net interest income                                                 79,774         76,017          64,973
Provision for loan losses                                              1,017          1,250             850
                                                                   ---------      ---------       ---------
  Net interest income after provision for loan losses                 78,757         74,767          64,123

NON-INTEREST INCOME:
Loan servicing income                                                  1,992          2,764           3,010
Service charges on deposits                                            4,977          4,637           3,819
Insurance commissions                                                  1,129          1,256           1,366
Gain on sale of loans                                                  7,354          4,191           1,513
Net income (loss) from operations of real estate investment            2,563           (437)          2,406
Other                                                                  3,212          2,811           2,424
                                                                   ---------      ---------       ---------
  Total non-interest income                                           21,227         15,222          14,538

NON-INTEREST EXPENSES:
Compensation                                                          28,746         25,280          23,730
Occupancy                                                              4,303          4,106           3,724
Federal insurance premiums                                             1,052          1,035           2,400
Federal insurance special assessment                                       -              -           8,710
Furniture and equipment                                                3,257          2,951           2,778
Data processing                                                        3,588          3,233           2,434
Marketing                                                              2,194          2,519           2,216
Other                                                                  7,996          9,013           7,084
                                                                   ---------      ---------       ---------
  Total non-interest expenses                                         51,136         48,137          53,076
                                                                   ---------      ---------       ---------
  Income before income taxes                                          48,848         41,852          25,585
Income taxes                                                          18,607         15,507           9,197
                                                                   ---------      ---------       ---------
  Net income                                                       $  30,241      $  26,345       $  16,388
                                                                   =========      =========       =========
Earnings per share:
  Basic                                                            $    1.26      $    1.06       $    0.71
  Diluted                                                               1.19           1.01            0.68


See accompanying Notes to Unaudited Consolidated Financial Statements.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


                                                                                             COMMON       ACCU-
                                                                                             STOCK       MULATED
                                                                                 BOR-       PURCHASED     OTHER
                                          ADDITIONAL                            ROWINGS        BY        COMPRE-
                                 COMMON     PAID-IN    RETAINED    TREASURY       OF        BENEFIT      HENSIVE
                                 STOCK      CAPITAL    EARNINGS      STOCK       ESOP        PLANS        INCOME       TOTAL
                               -------------------------------------------------------------------------------------------------
                                                           (Dollars in thousands except per share data)
Balance at March 31, 1996         $ 2,500    $ 45,511   $ 126,121    $ (4,192)   $ (2,046)    $ (1,546)      $ (754)  $ 165,594
Net income:
  Comprehensive income                  -           -      16,388           -           -            -            -      16,388
  Change in net unrealized losses
  on available-for-sale securities      -           -           -           -           -            -          (51)        (51)
                                                                                                                    ------------

Comprehensive income                                                                                                     16,337
Purchase of treasury stock              -           -           -     (15,218)          -            -            -     (15,218)
Exercise of stock options               -           -      (1,224)      1,698           -            -            -         474
Cash dividend ($0.12 per share)         -           -      (2,224)          -           -            -            -      (2,224)
Cash dividend paid by acquiree prior
  to combination                        -           -      (1,696)          -           -            -            -      (1,696)
Recognition plan shares vested          -           -           -           -           -          300            -         300
Tax benefit from stock
  related compensation                  -         575           -           -           -            -            -         575
Repayment of ESOP borrowings            -           -           -           -       1,177            -            -       1,177
                               -------------------------------------------------------------------------------------------------
 Balance at March 31, 1997        $ 2,500    $ 46,086   $ 137,365   $ (17,712)     $ (869)    $ (1,246)      $ (805)  $ 165,319
                               =================================================================================================
Net income:
  Comprehensive income                  -           -      26,345           -           -            -            -      26,345
  Change in net unrealized gains
  on available-for-sale securities      -           -           -           -           -            -        2,248       2,248
                                                                                                                      ----------
Comprehensive income                                                                                                     28,593
Purchase of treasury stock              -           -           -     (16,751)          -            -            -     (16,751)
Exercise of stock options               -           -      (3,128)      4,482           -            -            -       1,354
Cash dividend ($0.16 per share)         -           -      (2,810)          -           -            -            -      (2,810)
Cash dividend paid by acquiree
  prior to combination                  -           -      (2,946)          -           -            -            -      (2,946)
Recognition plan shares vested          -           -           -           -           -          396            -         396
Tax benefit from stock
  related compensation                  -       1,336           -           -           -            -            -       1,336
Borrowing - ESOP                        -           -           -           -      (2,069)           -            -      (2,069)
Repayment of ESOP borrowings            -           -           -           -       1,010            -            -       1,010
Acquisition of OSB Financial Corp.      -      29,923           -           -        (487)           -            -      29,436
                               -------------------------------------------------------------------------------------------------
 Balance at March 31, 1998        $ 2,500    $ 77,345   $ 154,826   $ (29,981)   $ (2,415)      $ (850)     $ 1,443   $ 202,868
                               =================================================================================================
Net income:
  Comprehensive income                  -           -      30,241           -           -            -            -      30,241
  Change in net unrealized gains
  on available-for-sale securities      -           -           -           -           -            -         (443)       (443)
                                                                                                                    ------------
Comprehensive income                                                                                                     29,798
Purchase of treasury stock              -           -           -     (11,492)          -            -            -     (11,492)
Exercise of stock options               -         193      (9,815)     12,316           -            -            -       2,694
Purchase of stock by retirement plan    -           -         (23)        784           -            -            -         761
Cash dividend ($0.20 per share)         -           -      (3,482)          -           -            -            -      (3,482)
Cash dividend paid by acquiree prior
  to combination                        -           -      (3,289)          -           -            -            -      (3,289)
Recognition plan shares vested          -           -           -           -           -          161            -         161
Consolidation of SERP                   -           -           -      (1,438)          -            -            -      (1,438)
Tax benefit from stock
  related compensation                  -       2,661           -           -           -            -            -       2,661
Repayment of ESOP borrowings            -           -           -           -       1,045            -            -       1,045
                               -------------------------------------------------------------------------------------------------
 Balance at March 31, 1999        $ 2,500    $ 80,199   $ 168,458   $ (29,811)   $ (1,370)      $ (689)     $ 1,000   $ 220,287
                               =================================================================================================


See accompanying Notes to Consolidated Financial Statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                YEAR ENDED MARCH 31,
                                                               --------------------------------------------------
                                                                    1999               1998             1997
                                                               --------------------------------------------------
                                                                                  (In Thousands)
OPERATING ACTIVITIES
 Net income                                                           $ 30,241         $ 26,345         $ 16,388
 Adjustments to reconcile net income to net
  cash provided by operating activities:
 Provision for losses on loans                                           1,217            1,250              850
 Provision for depreciation and amortization                             2,522            2,464            2,383
 Net gain on sales of loans                                             (7,354)          (4,191)          (1,513)
 Increase in accrued interest receivable                                  (770)          (1,301)          (2,267)
 Increase (decrease) in accrued interest payable                          (352)           2,535            2,207
 Increase (decrease) in accounts payable                                (4,075)           5,835           (1,973)
 Other                                                                   1,054            5,171           (3,717)
                                                                      --------         --------         --------
 Net cash provided by operating activities before proceeds
  from loan sales                                                       22,483           38,108           12,358
 Net proceeds from origination and sale of loans held for sale          17,593            5,173           12,024
                                                                      --------         --------         --------
  Net cash provided by operating activities                             40,076           43,281           24,382

INVESTING ACTIVITIES
 Proceeds from sales of investment securities available for sale        35,906           19,745           39,809
 Proceeds from maturities of investment securities                      79,055           68,902           19,099
 Purchase of investment securities available for sale                  (66,160)         (71,821)         (55,328)
 Purchase of investment securities held to maturity                    (55,981)         (17,969)         (15,949)
 Proceeds from sales of mortgage-related securities available for sale   5,761            4,750            5,617
 Purchase of mortgage-related securities held to maturity              (17,958)          (4,670)         (26,725)
 Purchase of mortgage-related securities available for sale            (12,843)          (4,741)          (2,057)
 Principal collected on mortgage-related securities                    113,248           45,607           60,338
 Increase in loans receivable                                         (233,898)        (135,774)        (174,633)
 Purchase of office properties and equipment                            (2,228)          (2,716)          (1,958)
 Sales of real estate                                                    7,912           14,118           15,767
 Purchase of real estate held for sale                                 (14,379)          (6,652)         (21,292)
 Net cash received in a business combination                                 -            3,104                -
                                                                      --------         --------         --------
  Net cash used by investing activities                               (161,565)         (88,117)        (157,312)



                                                                               YEAR ENDED MARCH 31,
                                                               --------------------------------------------------
                                                                    1999               1998             1997
                                                               --------------------------------------------------
                                                                                   (In Thousands)
FINANCING ACTIVITIES
 Increase in deposit accounts                                        $ 124,937         $ 81,519         $ 71,868
 Decrease in advance payments by borrowers
   for taxes and insurance                                              (1,239)            (457)             (87)
 Proceeds from notes payable to Federal Home Loan Bank               1,512,450          582,400          577,496
 Repayment of notes payable to Federal Home Loan Bank               (1,502,900)        (571,680)        (507,200)
 Increase (decrease) in securities sold under agreements
  to repurchase                                                           (471)           3,599           (8,247)
 Increase (decrease) in other loans payable                                (30)          (4,519)          11,936
 Treasury stock purchased                                              (11,492)         (16,751)         (15,218)
 Exercise of stock options                                               2,694            1,354              474
 Purchase of stock by retirement plans                                     761                -                -
 Payments of cash dividends to stockholders                             (6,771)          (5,756)          (3,920)
                                                                     ---------         --------         --------
   Net cash provided by financing activities                           117,939           69,709          127,102
                                                                     ---------         --------         --------
   Net increase (decrease) in cash and cash equivalents                 (3,550)          24,873           (5,828)
 Cash and cash equivalents at beginning of year                         67,526           42,653           48,481
                                                                     ---------         --------         --------
   Cash and cash equivalents at end of year                          $  63,976         $ 67,526         $ 42,653
                                                                     =========         ========         ========

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid or credited to accounts:
  Interest on deposits and borrowings                                $ 114,562        $ 109,460         $ 93,757
  Income taxes                                                          16,813           13,192            9,525

Non-cash transactions:
 Securitization of mortgage loans held for sale to mortgage-backed
   securities and other adjustments                                     92,427                -           54,938
 Loans transferred to foreclosed properties                                230            4,877            1,903
 Assets and liabilities acquired in acquisition:
    Securities                                                               -           67,759                -
    Loans receivable - Net                                                   -          176,288                -
    Office properties and equipment                                          -            2,057                -
    Other assets                                                             -            6,221                -
    Deposit accounts                                                         -         (162,276)               -
    Borrowed funds                                                           -          (58,360)               -
    Other liabilities                                                        -           (5,357)               -


See accompanying Notes to Consolidated Financial Statements

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS Anchor BanCorp Wisconsin Inc. (the "Corporation") is a Wisconsin corporation incorporated in 1992 for the purpose of becoming a savings and loan holding company for AnchorBank, S.S.B. (the "Bank"), a wholly-owned subsidiary. The Bank provides a full range of financial services to individual customers through its branch locations in Wisconsin. The Bank is subject to competition from other financial institutions and other financial service providers. The Corporation and its subsidiary also are subject to the regulations of certain federal and state agencies and undergo periodic examinations by those regulatory authorities. The Corporation also has a non-banking subsidiary, Investment Directions, Inc. ("IDI"), which invests in various limited partnerships.

BASIS OF FINANCIAL STATEMENT PRESENTATION The consolidated financial statements have been prepared in accordance with generally accepted accounting principles and include the accounts and operations of the Corporation and its wholly owned subsidiaries, the Bank and IDI and their wholly owned subsidiaries. The Bank has the following subsidiaries: Anchor Investment Corporation, Anchor Insurance Services Inc., and ADPC Corporation. IDI's wholly owned subsidiary is Nevada Investment Directions, Inc. ("NIDI"). Significant intercompany accounts and transactions have been eliminated. Investments in joint ventures and other less than 50% owned partnerships, which are not material, are accounted for on the equity method. Partnerships over 50% ownership are consolidated, with significant intercompany accounts eliminated.

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS The Corporation considers federal funds sold and interest-bearing deposits that have original maturities of three months or less to be cash equivalents.

INVESTMENT AND MORTGAGE-RELATED SECURITIES HELD-TO-MATURITY AND AVAILABLE-FOR-SALE Securities that the Corporation has the intent and ability to hold to maturity are classified as held-to-maturity securities and are stated at amortized cost. Securities not classified as held to maturity are classified as available-for-sale. Available-for-sale securities are stated at fair value, with the unrealized gains and losses, net of tax, reported as a separate component of accumulated other comprehensive income in stockholders' equity.

Discounts and premiums on investment and mortgage-backed securities are accreted and amortized into interest income using the interest method over the estimated remaining contractual life of the assets.

Realized gains and losses, and declines in value judged to be other than temporary, are included in "Net gain (loss) on sale of securities" in the consolidated statements of income as a component of other income. The cost of securities sold is based on the specific identification method.

LOANS HELD FOR SALE Loans held for sale generally consist of the current originations of certain fixed-rate mortgage loans and certain adjustable-rate mortgage loans and are carried at the lower of aggregate cost or market value. Fees received from the borrower and direct costs to originate are deferred and recorded as an adjustment of the sales price.

MORTGAGE SERVICING RIGHTS Mortgage servicing rights are recorded as an asset when loans are sold with servicing rights retained. For loans delivered to and funded by the FHLB see Note 13. The cost of mortgage servicing rights is amortized in proportion to, and over the period of, estimated net servicing revenues. Impairment of mortgage servicing rights is assessed based on the fair values of those rights. Fair values are estimated using discounted cash flows based on a current market interest rate. For purposes of measuring impairment, the rights are stratified based on predominant risk characteristics of the underlying loans which include product type (i.e., fixed or adjustable) and interest rate bands. The amount of impairment recognized is the amount by which the capitalized mortgage servicing rights for a stratum exceed their fair value.

INTEREST ON LOANS Interest on loans is accrued on the unpaid principal balances as earned. Loans are placed on non-accrual status when, in the judgment of management, the probability of collection of principal and interest is deemed to be insufficient to warrant further accrual. When a loan is placed on non-accrual status, previously accrued but unpaid interest is deducted from the allowance for interest. Loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectibility of the total contractual principal and interest is no longer in doubt. Allowances of $168,000 and $247,000 were established at March 31, 1999 and 1998, respectively, for interest on non-accrual status loans.

LOAN FEES AND DISCOUNTS Loan origination and commitment fees and certain direct loan origination costs are deferred and amortized as an adjustment to the related loan's yield. The Corporation is amortizing these amounts, as well as discounts on purchased loans, using the level yield method, adjusted for prepayments, over the contractual life of the related loans.

FORECLOSED PROPERTIES AND REPOSSESSED ASSETS Real estate acquired by foreclosure or by deed in lieu of foreclosure and other repossessed assets are carried at the lower of cost or fair value, less estimated selling expenses. Costs relating to the development and improvement of the property are capitalized; holding period costs are charged to expense.

ALLOWANCES FOR LOSSES Allowances for losses on loans and foreclosed properties are maintained at a level believed adequate by management to absorb losses in the respective portfolios. Management's evaluation of the allowance for loss considers various factors including, but not limited to, general economic conditions, the level of troubled assets, expected future cash flows, loan portfolio composition, prior loss experience, estimated sales price of the collateral, holding and selling costs and regulatory agencies. The evaluation is inherently subjective as it requires material estimates including the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change. While management uses available information to recognize losses, future additions to the allowances may be necessary based on changes in economic conditions. A loan is considered impaired when the carrying amount of the loan exceeds the present value of the future cash flows, discounted at the loan's original effective rate. However, as a practical expedient, management measures impairment based on the fair value of the underlying collateral. At March 31, 1999 and 1998, the amount of loans considered impaired by management is not significant.

REAL ESTATE HELD FOR DEVELOPMENT AND SALE Real estate held for development and sale includes investments in partnerships that purchased land and other property and also an investment in a multi-family residential property. These investments are carried at the lower of cost plus capitalized development costs and interest, less accumulated depreciation, or estimated fair value.

OFFICE PROPERTIES AND EQUIPMENT Office properties and equipment are recorded at cost and include expenditures for new facilities and items that substantially increase the useful lives of existing buildings and equipment. Expenditures for normal repairs and maintenance are charged to operations as incurred. When properties are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and the resulting gain or loss is recorded in income.

DEPRECIATION AND AMORTIZATION The cost of office properties and equipment is being depreciated principally by the straight-line method over the estimated useful lives of the assets. The cost of leasehold improvements is amortized on the straight-line method over the lesser of the term of the respective lease or estimated economic life.

STOCK OPTIONS The Corporation has elected to follow Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under Statement of Financial Accounting Standard (SFAS) No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB No. 25, because the exercise price of the Corporation's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

EARNINGS PER SHARE The computation of basic earnings per share excludes the dilutive effect of common stock equivalents. Stock options issued to employees and directors represent the only common stock equivalent of the Corporation. Diluted earnings per share reflect the potential dilutive effect of stock options computed using the treasury stock method.

NEW ACCOUNTING STANDARDS

On September 30, 1998, the Corporation adopted EITF 97-14, "Accounting for Deferred Compensation Arrangements Where Amounts Earned are Held in a Rabbi Trust and Invested." In accordance with this pronouncement, the Corporation now consolidates assets held in a Rabbi Trust for the benefit of certain employees. At the date of adoption, a liability was recorded for the deferred compensation obligation and the shares held in the Rabbi Trust were recorded as treasury shares.

As of January 1, 1998, the Corporation adopted SFAS No. 130, "Reporting Comprehensive Income." Statement 130 establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of this Statement had no impact on the Corporation's net income or stockholders' equity. SFAS No. 130 requires unrealized gains or losses on the Corporation's available-for-sale securities, which prior to adoption were reported separately in stockholders' equity, to be included in other comprehensive income. Prior year financial statements have been reclassified to conform to the requirements of SFAS No. 130.

In 1998, the Corporation adopted SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," which establishes standards for the way that public business enterprises report information about operating segments in annual and interim financial statements. Because this Statement addresses how supplemental information is disclosed in such reports, the adoption will not impact the primary financial statements. See Note 16 - Segment Reporting for further details.

In June 1998, SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," established accounting and reporting standards requiring that derivative instruments (including derivative instruments embedded in other contracts) be recorded on the balance sheet as either assets or liabilities measured at fair value. Changes in the derivative's fair value would be recognized currently in earnings unless specific hedge accounting criteria are met. The earliest the Corporation would be required to adopt SFAS No. 133 is April 1, 2000. The Corporation does not believe SFAS No. 133 will have a material impact on its financial position or results of operations due to its limited use of derivatives.

In October 1998, SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Entity - Amendment of FASB No. 64," was issued. This Statement requires that after the securitization of mortgage loans, an entity classify the resulting mortgage-backed securities or other retained interest based on its ability and intent to sell or hold those securities in accordance with SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities" (i.e trading, available-for-sale or held-to-maturity). This Statement is not required to be adopted until April 1, 2000. The Corporation does not believe SFAS No. 134 will have a material impact on its financial position or results of operations.

RECLASSIFICATIONS Certain 1998 and 1997 accounts have been reclassified to conform to the 1999 presentations. All share and per share amounts for 1998 and 1997 have been adjusted to reflect the two-for-one stock split distributed in August 1998.

NOTE 2 - BUSINESS COMBINATION

On June 7, 1999 the Corporation merged with FCB Financial Corp (FCBF). FCBF was merged into the Corporation and its wholly owned subsidiary bank, Fox Cities Bank, became a wholly owned subsidiary of the Corporation. In the merger, FCBF shareholders received 1.83 shares of the Corporation's common stock for each outstanding share of FCBF common stock. This merger resulted in the issuance of 7,028,444 shares of common stock, at an average cost of $6.84 per share, in exchange for 3,840,680 shares of outstanding FCBF common stock. The merger has been accounted for as a pooling-of-interests and, accordingly, all historical financial information and share data for the Corporation has been restated to include FCBF for all periods presented. Certain reclassifications were made to FCBF's statements to conform to the Corporation's presentations.

In connection with the merger, the Corporation and FCBF expect the combined Corporation to incur pre-tax merger related charges of approximately $8.5 million. These charges are expected to include $5.4 million in change of control severance, retirement, and other related employee payments, $2.3 million in investment banking, legal and accounting fees and $0.8 million in direct merger related data processing and other equipment costs. At March 31, 1999, no merger related charges had been incurred. Most merger related charges will be recorded in the first quarter of fiscal 2000.

As a part of the merger, there were also several FCBF sponsored employee benefit plans that will be either terminated or merged into the Corporation's similar benefit plans. These former plans and their planned dissolutions are discussed in detail in Note 11 - Employee Benefit Plans.

The following table shows gross revenues (representing net interest income and non-interest income, exclusive of security gains), net income and diluted earnings per share on an individual and combined basis for the periods indicated:

                                                              YEARS ENDED MARCH 31,
                                                   --------------------------------------------
                                                      1999             1998            1997
                                                   --------------------------------------------
                                                      (In Thousands, Except Per Share Data)
Gross revenues:
     Anchor BanCorp Wisconsin Inc.                    $ 79,811         $ 71,541       $  69,370
     FCBF                                               20,767           19,558          10,125
                                                      --------         --------       ---------
     Combined                                         $100,578         $ 91,099       $  79,495
                                                      ========         ========       =========
Net income:
     Anchor BanCorp Wisconsin Inc.                    $ 23,544         $ 20,501       $  13,948
     FCBF                                                6,697            5,844           2,440
                                                      --------         --------       ---------
     Combined                                         $ 30,241         $ 26,345       $  16,388
                                                      ========         ========       =========
Diluted earnings per share:
     Anchor BanCorp Wisconsin Inc.                    $   1.28         $   1.06       $    0.71
     FCBF                                                 1.76             1.55            1.01
     Combined                                             1.19             1.01            0.68

NOTE 3 - INVESTMENT SECURITIES

The amortized cost and fair values of investment securities are as follows (in thousands):

                                                                      GROSS         GROSS
                                                       AMORTIZED    UNREALIZED    UNREALIZED      ESTIMATED
                                                          COST        GAINS         LOSSES        FAIR VALUE
                                                  ----------------------------------------------------------
AT MARCH 31, 1999:
Available for Sale:
  U.S. Government and federal agency obligations        $ 17,645     $    153      $     --        $ 17,798
  Mutual funds                                            11,142            2            --          11,144
  Corporate stock and other                                6,624          369          (326)          6,667
    Municipal securities                                   4,510          137            --           4,647
                                                        --------     --------      --------        --------
                                                        $ 39,921     $    661      $   (326)       $ 40,256
                                                        ========     ========      ========        ========
Held to Maturity:
  U.S. Government and federal agency obligations        $ 46,491     $     86      $   (243)       $ 46,334
    Other securities                                         975           --            --             975
                                                        --------     --------      --------        --------
                                                        $ 47,466     $     86      $   (243)       $ 47,309
                                                        ========     ========      ========        ========

AT MARCH 31, 1998:
Available for Sale:
  U.S. Government and federal agency obligations        $ 21,821     $     94      $    (56)       $ 21,859
  Mutual funds                                            14,099           11            (6)         14,104
  Corporate stock and other                                5,641          855           (10)          6,486
                                                        --------     --------      --------        --------
                                                        $ 41,561     $    960      $    (72)       $ 42,449
                                                        ========     ========      ========        ========
Held to Maturity:
  U.S. Government and federal agency obligations          33,516          208           (40)         33,684
   Municipal securities                                    4,495          122            --           4,617
                                                        --------     --------      --------        --------
                                                        $ 38,011     $    330      $    (40)       $ 38,301
                                                        ========     ========      ========        ========


Proceeds from sales of investment securities available for sale during the years ended March 31, 1999, 1998 and 1997 were $35,906,000, $19,745,000 and
$39,809,000, respectively. Gross gains of $550,000, $3,000 and $16,000 were realized on sales in 1999, 1998 and 1997, respectively. A gross loss of $36,000 was realized on sales of investment securities for the year ended March 31, 1999.

The amortized cost and fair value of investment securities by contractual maturity at March 31, 1999 are shown below (in thousands). Actual maturities may differ from contractual maturities because issuers have the right to call or prepay obligations with or without call or prepayment penalties. Government agency securities subject to three month calls amount to $800,000 at March 31, 1999. There are no securities subject to six month calls at March 31, 1999.


                                                  AVAILABLE FOR SALE                 HELD TO MATURITY
                                             -------------------------------------------------------------
                                              AMORTIZED        FAIR              AMORTIZED         FAIR
                                                 COST          VALUE                COST           VALUE
                                             -------------------------------------------------------------
                                                                (Dollars in Thousands)
Due in one year or less                        $ 15,992       $ 15,995             $ 3,010        $  3,033
Due after one year through five years            18,809         19,043              38,206          38,023
Due after five years                              1,490          1,544               6,250           6,253
Corporate stock                                   3,630          3,674                   -               -
                                               --------       --------             -------        --------
                                               $ 39,921       $ 40,256             $47,466        $ 47,309
                                               ========       ========             =======        ========

NOTE 4 - MORTGAGE-RELATED SECURITIES

Mortgage-related securities are backed by governmental agencies, including the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association and the Government National Mortgage Association. CMO's and REMICS have estimated average lives of five years or less.

The amortized cost and fair values of mortgage-related securities are as follows (in thousands):

                                                              GROSS               GROSS
                                         AMORTIZED          UNREALIZED          UNREALIZED
                                           COST               GAINS               LOSSES            FAIR VALUE
                                      ------------------------------------------------------------------------
AT MARCH 31, 1999:
Available for Sale:
  CMO's and REMICS                         $   9,720            $   348            $  (81)           $  9,987
  Mortgage-backed securities                  56,311                750               (92)             56,969
                                           ---------            -------            ------            --------
                                           $  66,031            $ 1,098            $ (173)           $ 66,956
                                           =========            =======            ======            ========
Held to Maturity:
  CMO's and REMICS                         $  17,201            $    61            $   (7)           $ 17,255
  Mortgage-backed securities                 174,332              1,526              (426)            175,432
                                           ---------            -------            ------            --------
                                           $ 191,533            $ 1,587            $ (433)           $192,687
                                           =========            =======            ======            ========


AT MARCH 31, 1998:
Available for Sale:
  CMO's and REMICS                         $   9,762            $   343            $ (137)           $  9,968
  Mortgage-backed securities                  90,197              1,284               (53)             91,428
                                           ---------            -------            ------            --------
                                           $  99,959            $ 1,627            $ (190)           $101,396
                                           =========            =======            ======            ========
Held to Maturity:
  CMO's and REMICS                         $  38,508            $   225            $  (71)           $ 38,662
  Mortgage-backed securities                 114,485              1,322              (212)            115,595
                                           ---------            -------            ------            --------
                                           $ 152,993            $ 1,547            $ (283)           $154,257
                                           =========            =======            ======            ========


Proceeds from sales of mortgage-related securities available for sale during the years ended March 31, 1999, 1998 and 1997 were $5,761,000, $4,750,000 and
$5,617,000, respectively. Gross gains of $109,000 and $137,000 were realized on sales in 1999 and 1998, respectively. No losses were realized in 1999 and 1998. No gains or losses were realized on sales of mortgage-related securities in 1997.

NOTE 5 - LOANS RECEIVABLE

Loans receivable held for investment consist of the following (in thousands):

                                                           MARCH 31,
                                            ------------------------------------
                                                   1999                 1998
                                            ------------------------------------
FIRST MORTGAGE LOANS:
  Single-family residential                     $ 1,061,813          $ 1,032,116
  Multi-family residential                          233,984              191,580
  Commercial real estate                            282,980              248,365
  Construction                                      179,189              139,314
  Land                                               17,309               12,503
                                                -----------          -----------
                                                  1,775,275            1,623,878
Second mortgage loans                               214,295              220,177
Education loans                                     130,254              125,503
Commercial business loans and leases                 51,403               37,866
Credit card and other consumer loans                 56,590               53,867
                                                -----------          -----------
                                                  2,227,817            2,061,291
Less:
  Undisbursed loan proceeds                          87,401               68,686
  Allowance for loan losses                          24,027               25,400
  Unearned loan fees                                  4,015                4,137
  Discount on purchased loans                           792                1,016
  Unearned interest                                      16                   29
                                                -----------          -----------
                                                    116,251               99,268
                                                -----------          -----------
                                                $ 2,111,566          $ 1,962,023
                                                ===========          ===========


A summary of the activity in the allowance for loan losses follows (in thousands):

                                                    YEAR ENDED MARCH 31,
                                    -----------------------------------------------------
                                       1999                 1998                 1997
                                    -----------------------------------------------------
Balance at beginning of year         $ 25,400             $ 24,155             $ 23,882
Provisions                              1,017                1,250                  850
Charge-offs                            (2,955)              (2,420)              (1,000)
Recoveries                                565                  996                  423
Acquired through acquisition                -                1,419                    -
                                     --------             --------             --------
 Balance at end of year              $ 24,027             $ 25,400             $ 24,155
                                     ========             ========             ========



A substantial portion of the Bank's loans are collateralized by real estate in and around Dane County, Wisconsin. Accordingly, the ultimate collectibility of a substantial portion of the loan portfolio is susceptible to changes in market conditions in that area.

Mortgage loans serviced for others are not included in the consolidated balance sheets. The unpaid principal balances of mortgage loans serviced for others were approximately $1,547,464,000 and $1,351,330,000 at March 31, 1999 and 1998,
respectively.

Mortgage servicing rights of $7,298,000 and $3,527,000 are included in other assets. $5,740,000 and $2,939,000 were capitalized during the years ended March 31, 1999 and 1998, respectively. Amortization of mortgage servicing rights was $2,180,000 and $826,000 for the years ended March 31, 1999 and 1998, respectively. A general valuation allowance was established for the impairment of mortgage servicing rights. The valuation allowance for the impairment of mortgage servicing rights was $1.3 million and $450,000 for the years ended March 31, 1999 and 1998, respectively. This increase of $889,000 was attributed to provisions to the allowance. For discussion of the fair value of mortgage servicing rights and method of valuation, see Note 13 - Fair Value of Financial Instruments.

NOTE 6 - FORECLOSED PROPERTIES AND REPOSSESSED ASSETS

Foreclosed properties, repossessed assets and properties subject to redemption had a cost of $1,894,000 and $5,048,000 at March 31, 1999 and 1998,
respectively. At March 31, 1999 and 1998, an allowance for losses of $291,000 and $325,000, respectively, related to these assets.

The activity in the allowance for losses on foreclosed properties and repossessed assets was as follows (in thousands):


                                                                   YEAR ENDED MARCH 31,
                                      --------------------------------------------------------------------------
                                         1999            1998                1997         1996             1995
                                      --------------------------------------------------------------------------
                                                                      (In Thousands)
Allowance at beginning of year             $ 325         $ 1,078            $   717       $ 787            $ 343
Provision                                    200              25                500         200              950
Charge-offs                                 (234)           (778)              (139)       (270)            (506)
                                           -----         -------            -------       -----            -----
   Allowance at end of year                $ 291         $   325            $ 1,078       $ 717            $ 787
                                           =====         =======            =======       =====            =====

NOTE 7 - OFFICE PROPERTIES AND EQUIPMENT

Office properties and equipment are summarized as follows (in thousands):

                                                                                      March 31,
                                                                          -------------------------------
                                                                                 1999            1998
                                                                          -------------------------------
Land and land improvements                                                       $ 5,828         $ 5,679
Office buildings                                                                  26,310          25,671
Furniture and equipment                                                           20,582          20,795
Leasehold improvements                                                             1,592           2,288
                                                                                 -------         -------
                                                                                  54,312          54,433
Less allowance for depreciation and amortization                                  29,433          29,183
                                                                                 -------         -------

NOTE 8 - DEPOSITS

Deposits are summarized as follows (in thousands):


                                                                                     MARCH 31,
                                                                --------------------------------------------------
                                                                           1999                     1998
                                                                --------------------------------------------------
Negotiable order of withdrawal ("NOW") accounts                       $  212,564               $  193,597
Money market accounts                                                    295,979                  235,695
Passbook accounts                                                        142,974                  138,377
Certificates of deposit                                                1,173,467                1,132,378
                                                                      ----------               ----------
                                                                       1,824,984                1,700,047
Accrued interest on deposits                                              10,432                   10,933
                                                                      ----------               ----------
                                                                      $1,835,416               $1,710,980
                                                                      ==========               ==========

A summary of annual maturities of certificates of deposit follows (in thousands):


             MATURES DURING YEAR ENDED MARCH 31,                    AMOUNT
--------------------------------------------------------------------------------
                             2000                               $   960,818
                             2001                                   164,151
                             2002                                    21,294
                             2003                                    14,107
                          Thereafter                                 13,097
                                                                -----------
                                                                $ 1,173,467
                                                                ===========

At March 31, 1999 and 1998, certificates of deposit with balances greater than or equal to $100,000 amounted to $182,704,000 and $142,735,000, respectively.


NOTE 9 - BORROWINGS

The Bank enters into sales of securities under agreements to repurchase the securities ("reverse repurchase agreements"). These agreements are treated as financings with the obligations to repurchase securities reflected as a liability and the dollar amount of securities underlying the agreements remaining in the asset accounts. The securities underlying the agreements are held by the counter-party brokers in the Bank's account. At March 31, 1999 and 1998, liabilities recorded under agreements to repurchase were $42,464,000 and $42,935,000, respectively. The reverse repurchase agreements had a weighted-average interest rate of 4.91% and 5.60% at March 31, 1999 and 1998, respectively, and mature within one year of the fiscal year-end. Based upon month-end balances, securities sold under agreements to repurchase averaged $30,930,000 and $22,923,000 during 1999 and 1998, respectively. The maximum outstanding at any month-end was $52,139,000 and $45,214,000 during 1999 and 1998, respectively. The agreements were collateralized by mortgage-backed securities available for sale and held to maturity with market values of $43,638,000 and $44,650,000 at March 31, 1999 and 1998, respectively.

Federal Home Loan Bank ("FHLB") advances and other loans payable consist of the following (dollars in thousands):


                                                        MARCH 31, 1999                     MARCH 31, 1998
                                                --------------------------------------------------------------------------
                          MATURES DURING                              WEIGHTED                            WEIGHTED
                       YEAR ENDED MARCH 31,          AMOUNT             RATE             AMOUNT             RATE
                     -----------------------------------------------------------------------------------------------------
FHLB advances:                 1999                    $     -            -              $341,200            5.76%
                               2000                      255,349        5.42%              73,349            5.83
                               2001                       53,500        5.20                8,296            5.88
                               2002                       28,596        5.15                1,800            6.32
                               2003                       48,500        5.51               48,500            5.51
                               2004                       24,000        5.25                  -                -
                               2005                       10,000        4.98               10,000            4.98
                               2006                        7,000        4.94                  -                -
                               2008                       25,000        4.84               25,000            4.84
                               2009                       65,750        5.08                  -                -
Other loans payable           various                     12,800        6.22               12,830            8.78
                                                       ---------                         --------
                                                       $ 530,495        5.32%            $520,975            5.77%
                                                       =========        ====             ========            ====

The Bank is required to maintain unencumbered first mortgage loans in its portfolio aggregating at least 167% of the amount of outstanding advances from the FHLB as collateral. In addition, these notes are collateralized by FHLB stock of $27,745,000 at March 31, 1999.


NOTE 10 - STOCKHOLDERS' EQUITY

The Board of Directors of the Corporation is authorized to issue preferred stock in series and to establish the voting powers, other special rights of the shares of each such series and the qualifications and restrictions thereof. Preferred stock may rank prior to the common stock as to dividend rights, liquidation preferences or both, and may have full or limited voting rights. Under Wisconsin state law, preferred stockholders would be entitled to vote as a separate class or series in certain circumstances, including any amendment which would adversely change the specific terms of such series of stock or which would create or enlarge any class or series ranking prior thereto in rights and preferences. No preferred stock has been issued.

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory -- and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Qualitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of core, tangible, and risk-based capital. Management believes, as of March 31, 1999, that the Bank meets all capital adequacy requirements to which it is subject.

As of March 31, 1999, the most recent notification from the Office of Thrift Supervision ("OTS") categorizes the Bank as well capitalized under the framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum core, tangible, and risk-based capital ratios as set forth in the following table.

There have been no conditions or events since that notification that management believes have changed the Bank's category. The qualification results in a lower assessment of FDIC premiums and other benefits.

The following table summarizes the Bank's capital ratios and the ratios required by its regulators at March 31, 1999 and 1998 (dollars in thousands):


                                                                                         MINIMUM REQUIRED
                                                                   MINIMUM REQUIRED         TO BE WELL
                                                                      FOR CAPITAL        CAPITALIZED UNDER
                                              ACTUAL               ADEQUACY PURPOSES     OTS REQUIREMENTS
                                     --------------------------------------------------------------------------
                                         AMOUNT       RATIO       AMOUNT       RATIO    AMOUNT       RATIO
                                     --------------------------------------------------------------------------
AS OF MARCH 31, 1999:
Tier 1 capital
  (to adjusted tangible assets)         $181,226      6.90%      $ 78,851     3.00%    $131,418       5.00%
Risk-based capital
  (to risk-based assets)                 202,284     11.98        135,078     8.00      168,848      10.00
Tangible capital
  (to tangible assets)                   181,226      6.90         39,425     1.50      N/A          N/A

AS OF MARCH 31, 1998:
Tier 1 capital
  (to adjusted tangible assets)          171,546      6.88         74,837     3.00      124,729       5.00
Risk-based capital
  (to risk-based assets)                 191,062     12.04        126,933     8.00      158,667      10.00
Tangible capital
  (to tangible assets)                   171,546      6.88         37,419     1.50      N/A          N/A

The following table reconciles stockholders' equity to the component of regulatory capital at March 31, 1999 and 1998 (dollars in thousands):


                                                                                  MARCH 31,
                                                                    ------------------------------------
                                                                         1999                   1998
                                                                    ------------------------------------
Stockholders' equity of the Corporation                               $ 220,287               $ 202,868
Less: Capitalization of the Corporation and Non-Bank
  subsidiaries                                                          (35,057)                (27,422)
                                                                      ---------               ---------
Stockholders' equity of the Bank                                        185,230                 175,446
Less: Intangible assets and other non-includable assets                  (4,004)                 (3,900)
                                                                      ---------               ---------
Tier 1 and tangible capital                                             181,226                 171,546
Plus: Allowable general valuation allowances                             21,058                  19,516
                                                                      ---------               ---------
Risk based capital                                                    $ 202,284               $ 191,062
                                                                      =========               =========

The Bank may not declare or pay a cash dividend if such declaration and payment would violate regulatory requirements. Unlike the Bank, the Corporation is not subject to these regulatory restrictions on the payment of dividends to its stockholders. However, the source of its future corporate dividends may depend upon dividends from the Bank.



NOTE 11 - EMPLOYEE BENEFIT PLANS

The Corporation maintains a defined contribution plan that covers substantially all employees with more than one year of service who are at least 21 years of age. Participating employees may contribute up to 18% (8% before tax and 10% after tax) of their compensation. The Corporation matches the amounts contributed by each participating employee up to 2% of the employee's compensation and 25% of each employee's contributions up to the next 4% of compensation. The Corporation may also contribute additional amounts at its discretion. The Corporation's contribution was $354,000, $364,000 and $335,000 for the years ended March 31, 1999, 1998 and 1997, respectively.

FCBF had a qualified defined contribution plan similar to the Corporation's defined contribution plan. The plan will be merged into the Corporation's plan in fiscal 2000. The funds in the FCBF plan presently reside with the trustee and when the merger of the plan occurs, all participants will be allowed to redirect their funds within the Corporation's defined contribution plan. Expenses related to this plan were $33,000, and $36,000 in 1999 and 1998, respectively. There was no plan expense in 1997.

The Corporation sponsors an Employee Stock Ownership Plan ("ESOP") which covers substantially all employees with more than one year of employment who are at least 21 years of age. In 1992, the ESOP borrowed $3,000,000 from the Corporation to purchase 1,500,000 common shares. The Bank repaid the borrowing and all shares associated with that borrowing were released in 1997. In 1998, the ESOP borrowed $2,069,000 from the Corporation to purchase 100,000 additional common shares. The Bank has repaid $1,380,000 and 66,666 of the shares associated with this borrowing have been released. Any discretionary contributions to the ESOP and the shares calculated to be released from the suspense account have been allocated among participants on the basis of compensation. Forfeitures are reallocated among the remaining participating employees. The dividends on ESOP shares were used to purchase additional shares to be allocated under the plan. The number of shares allocated to participants is determined based on the annual contribution plus any shares purchased from dividends received during the year. The ESOP plan expense for both plans for the fiscal years 1999, 1998 and 1997 was $1,692,000, $1,440,000 and $1,418,000, respectively.

FCBF sponsored an ESOP for substantially all of its full-time employees. The FCBF ESOP originally borrowed $1,800,000 from FCBF to purchase 180,000 shares of FCBF's common stock. Additionally, in conjunction with the merger, the Corporation assumed a $487,000 loan associated with an ESOP from the acquiree's prior merger. The ESOP from the prior merger was combined with the FCBF plan. The loans are expected to be repaid in fiscal 2000 as part of the plan's termination. As part of the FCBF merger, all of the allocated shares of the FCBF ESOP will be distributed to participants of the plan. Receipt of a determination letter and approval from the Internal Revenue Service are expected some time in fiscal 2000.

The activity in the ESOP shares of both plans is as follows:


                                                                                     YEAR ENDED MARCH 31,
                                                                 -----------------------------------------------------------
                                                                        1999                  1998                 1997
                                                                 -----------------------------------------------------------
Balance at beginning of year                                         2,018,877             2,121,669             2,182,872
Additional shares purchased                                              7,674               128,034                    --
Shares distributed for terminations                                      1,345               110,414                31,771
Sale of shares for cash distributions                                   68,566               120,412                29,432
                                                                     ---------             ---------             ---------
  Balance at end of year                                             1,956,640             2,018,877             2,121,669
Allocated shares included above                                      1,774,363             1,737,019             1,746,256
                                                                     ---------             ---------             ---------
  Unreleased shares                                                    182,277               281,858               375,413
                                                                     =========             =========             =========

During 1992, the Corporation formed four Management Recognition Plans ("MRPs") which acquired a total of 4% of the shares of common stock. The Bank contributed $2,000,000 to the MRPs to enable the MRP trustee to acquire a total of 1,000,000 shares of common stock. Of these, 17,800 shares, 9,200 shares and 11,200 shares were granted during the years ended March 31, 1999, 1998 and 1997, respectively, to employees in management positions. The $2,000,000 contributed to the MRPs is being amortized to compensation expense as the Bank's employees become vested in the awarded shares. The amount amortized to expense was $248,000, $175,000 and $334,000 for the years ended March 31, 1999, 1998 and 1997, respectively. Shares vested during the years ended March 31, 1999, 1998 and 1997 and distributed to the employees totalled 9,600, 125,600 and 131,364 respectively. The remaining unamortized cost of the MRPs is reflected as a reduction of stockholders' equity.

The Corporation has stock option plans under which shares of common stock are reserved for the grant of both incentive and non-incentive stock options to directors, officers and employees. The date the options are first exercisable is determined by a committee of the Board of Directors of the Corporation. The options expire no later than ten years from the grant date.

FCBF had reserved 290,950 shares of common stock to be issued under a nonqualified stock option plan for employees and directors. Pursuant to the merger, any unvested options in the plan became fully vested. FCBF options were exchanged for 1.83 options for the Corporation's common stock. Exercise prices of all of the options were reduced by the equivalent ratio. All outstanding options of FCBF became 100% vested and exercisable.

Pro forma information regarding net income and earnings per share is required by SFAS No. 123, which also requires that the information be determined as if the Corporation has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method of that statement. The Corporation's pro forma net income and pro forma primary earnings per share for fiscal 1999, 1998, and 1997 were not materially different from the net income and basic earnings per share disclosed in the consolidated statements of income.

A summary of stock options activity follows:


                                                                  YEAR ENDED MARCH 31,
                                       -----------------------------------------------------------------------------------
                                                 1999                       1998                       1997
                                       -----------------------------------------------------------------------------------
                                                       WEIGHTED                   WEIGHTED                     WEIGHTED
                                                        AVERAGE                    AVERAGE                     AVERAGE
                                          OPTIONS        PRICE       OPTIONS        PRICE        OPTIONS        PRICE
                                       -----------------------------------------------------------------------------------
Outstanding at beginning of year          2,910,475       6.55      2,634,530      $ 4.77       2,581,425       $ 2.63
Granted                                     313,601      18.83        632,795       12.37         249,688         8.51
Exercised                                  (602,180)      3.99    (356,849.45)       2.47        (190,744)        2.68
Forfeited                                   (28,991)     13.91             -         0.00          (5,840)        5.17
                                          ---------                                             ---------
Outstanding at end of year                2,592,905       8.55      2,910,476        6.55       2,634,529         4.77
                                          =========               ===========                   =========

Options exercisable at year-end           1,897,307                 2,188,162                     736,522
                                          =========               ===========                   =========

The range of exercise prices of options exercisable at March 31, 1999 was $2.00 to $21.81. At March 31, 1999, options for 969,144 shares were available for future grants. The weighted remaining contractual life of outstanding options at March 31, 1999 is 5.93 years.

The Corporation applies APB Opinion No. 25 and related Interpretations in accounting for stock options in compliance with SFAS No. 123. The Corporation has elected to provide the pro forma disclosure of net income and earnings per share for the fiscal year ends shown as if compensation expense had been realized. The following table reflects both income as reported and pro forma income with the implementation of SFAS No. 123.


                                                                               YEAR ENDED MARCH 31,
                                                                       ----------------------------------
                                                                         3/31/99    3/31/98    3/31/97
                                                                       ----------------------------------
Net Income
   As reported                                                          $ 30,241   $ 26,345    $ 16,388
   Pro forma                                                              29,751     25,833      16,057

Earnings per share-Basic
   As reported                                                          $   1.26   $   1.06    $   0.71
   Pro forma                                                                1.24       1.04        0.70

Earnings per share-Diluted
   As reported                                                          $   1.19   $   1.01    $   0.68
   Pro forma                                                                1.17       0.99        0.67


The fair values of stock options granted in fiscal years ended March 31, 1999, 1998, and 1997 were estimated on the date of grant using the Black-Scholes option-pricing mode.

The weighted average fair values and related assumptions are as follows:


                                                                              YEAR ENDED MARCH 31,
                                                                       --------------------------------
                                                                         3/31/99    3/31/98    3/31/97
                                                                       --------------------------------
Weighted average fair value                                              $ 7.29     $ 6.11      $ 8.43
Expected volatility                                                       36.7%      17.5%       17.5%
Risk free interest rate                                                   5.25%      6.00%       6.00%
Expected lives                                                          5 years    5 years     5 years
Dividend yield                                                            1.00%      1.25%       1.25%


The fair value of the options granted at FCBF was also estimated using the Black-Scholes methodology. The following assumptions were made as of the grant date in estimating the fair value for the options granted at FCBF:


                                                                                YEAR ENDED MARCH 31,
                                                                       -----------------------------------
                                                                           3/31/99    3/31/98     3/31/97
                                                                       -----------------------------------
Weighted average fair value                                                 $ 6.56     $ 4.36      $ 4.36
Expected volatility                                                          34.9%      30.3%       30.3%
Risk free interest rate                                                      5.12%      5.12%       5.12%
Expected lives                                                           7.5 years  7.5 years   7.5 years
Dividend yield                                                               2.34%      2.75%       2.75%

The Corporation has two deferred compensation plans to benefit certain executives of the Corporation and the Bank. The first plan provides for contributions by both the participant and the Corporation equal to the amounts in excess of limitations imposed by the Internal Revenue Code amendment of 1986. The expense associated with this plan for fiscal 1999, 1998 and 1997 was $137,000, $39,000 and $358,000, respectively. The second plan provides for contributions by the Corporation to supplement the participant's retirement. The expense associated with this plan for fiscal 1998 and 1997 was $327,000 and $356,000, respectively. There was no expense for fiscal 1999.

FCBF had a deferred compensation agreement with two of its employees and a separation benefit plan also with two of its employees. Each of these plans were nonqualified, supplemental retirement plans in which the individual employees had a set amount to be accrued by age 65. At March 31, 1999, the maximum liability that could have been paid under these agreements was $149,000. It is expected that the plans will be terminated and paid in the first quarter of fiscal 2000. The expense associated with this plan for fiscal 1999, 1998 and 1997 was $15,000, $15,000 and $26,000, respectively.

NOTE 12 - INCOME TAXES

The Corporation and its subsidiaries file a consolidated federal income tax return and separate state income tax returns.

In prior years, the Bank qualified under provisions of the Internal Revenue Code which permitted as a deduction from taxable income allowable bad debt deductions which significantly exceeded actual losses and the financial statement loan loss provisions. At March 31, 1999, retained earnings included approximately $46,057,000 for which no provision for income tax has been made. Income taxes of approximately $18,485,000 would be imposed if the Bank were to use these reserves for any purpose other than to absorb bad debt losses.

The provision (benefit) for income taxes consists of the following (in thousands):


                                                            YEAR ENDED MARCH 31,
                                                  1999              1998            1997
                                               -------------------------------------------
Current:
 Federal                                        $ 15,593          $ 12,494       $  7,643
 State                                             2,387             1,898          1,650
                                                --------          --------       --------
                                                  17,980            14,392          9,293

Deferred:
 Federal                                             449               951            334
 State                                               178               164           (430)
                                                --------          --------       --------
                                                     627             1,115            (96)
                                                --------          --------       --------
                                                $ 18,607          $ 15,507       $  9,197
                                                ========          ========       ========

The provision for income taxes differs from that computed at the federal statutory corporate tax rate as follows (in thousands):


                                                           YEAR ENDED MARCH 31,
                                                   1999             1998          1997
                                                 -----------------------------------------
Income before income taxes                        $ 48,848        $ 41,852       $ 25,585
                                                  ========        ========       ========

Income tax expense at federal statutory
 rate of 35%                                      $ 17,097        $ 14,648       $  8,955
State income taxes, net of federal income
 tax benefits                                        1,667           1,340            793
Reduction in valuation allowance                        --              --           (638)
Other                                                 (157)           (481)            87
                                                  --------        --------       --------
 Income tax provision                             $ 18,607        $ 15,507       $  9,197
                                                  ========        ========       ========

Deferred income tax assets and liabilities reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The significant components of the Corporation's deferred tax assets (liabilities) are as follows (in thousands):


                                                                      AT MARCH 31,
                                                  1999                    1998                1997
                                               ------------------------------------------------------
Deferred tax assets:
 Allowances for losses                          $  8,304                $  8,142             $  7,788
 Other                                             4,419                   3,930                2,947
                                                --------                --------             --------
  Total deferred tax assets                       12,723                  12,072               10,735
 Valuation allowance                                 (74)                     --                   --
                                                                                             --------
  Adjusted deferred tax assets                    12,649                  12,072               10,735

Deferred tax liabilities:
 Other                                            (4,731)                 (3,889)              (1,622)
                                                --------                --------             --------
  Total deferred tax liabilities                  (4,731)                 (3,889)              (1,622)
                                                --------                --------             --------

  Total deferred tax assets                     $  7,918                $  8,183             $  9,113
                                                ========                ========             ========

NOTE 13 - COMMITMENTS AND CONTINGENT LIABILITIES

The Corporation is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, loans sold with recourse against the Corporation and financial guarantees which involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets. The contract amounts of those instruments reflect the extent of involvement and exposure to credit loss the Corporation has in particular classes of financial instruments. The Corporation uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Financial instruments whose contract amounts represent credit risk are as follows (in thousands):


                                                                  MARCH 31,
                                                  --------------------------------------------
                                                       1999                       1998
                                                  --------------------------------------------
Commitments to extend credit:
  Fixed rate                                         $ 42,841                   $ 49,059
  Adjustable rate                                      49,123                     37,983
Unused lines of credit:
  Home equity                                          33,348                     28,948
  Credit cards                                         21,928                     20,340
  Commercial                                           28,056                     16,650
Letters of credit                                      18,700                     17,476
Loans sold with recourse                                1,500                      1,900
Credit enhancement under the Federal
 Home Loan Bank of Chicago Mortgage
 Partnership Finance Program                            4,139                        378


Commitments to extend credit and unused lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Letters of credit commit the Corporation to make payments on behalf of customers when certain specified future events occur. Commitments and letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. As some such commitments expire without being drawn upon or funded by the Federal Home Loan Bank of Chicago
(FHLB), the total commitment amounts do not necessarily represent future cash requirements. The Corporation evaluates each customer's creditworthiness on a case-by-case basis. With the exception of credit card lines of credit, the Corporation generally extends credit only on a secured basis. Collateral obtained varies, but consists primarily of single-family residences and income-producing commercial properties. Fixed-rate loan commitments expose the Corporation to a certain amount of interest rate risk if market rates of interest substantially increase during the commitment period. Similar risks exist relative to loans classified as held for sale, which totalled $18,080,000 and $34,752,000 at March 31, 1999 and 1998, respectively. This exposure, however, is mitigated by the existence of firm commitments to sell the majority of the fixed-rate loans. Commitments to sell mortgage loans within 60 days at March 31, 1999 and 1998 amounted to $25,862,000 and $62,619,000, respectively.

The Corporation participates in the FHLB Mortgage Partnership Finance Program (the Program). In addition to entering into forward commitments to sell mortgage loans to a secondary market agency, the Corporation enters into firm commitments to deliver loans to the FHLB through the Program. Under the Program, loans are funded by the FHLB and the Corporation receives an agency fee reported as a component of gain on sale of loans. The Corporation had firm commitments outstanding to deliver loans through the Program of $4.1 million at March 31, 1999. Once delivered to the Program, the Corporation provides a contractually agreed-upon credit enhancement and performs servicing of the loans. Under the credit enhancement, the Corporation is liable for losses on loans delivered to the Program after application of any mortgage insurance and a contractually agreed-upon credit enhancement provided by the Program subject to an agree-upon maximum. The Corporation received a fee for this credit enhancement. The Corporation does not anticipate that any credit losses will be incurred in excess of anticipated credit enhancement fees.

Loans sold to investors with recourse to the Corporation met the underwriting standards of the investor and the Corporation at the time of origination. In the event of default by the borrower, the investor may resell the loans to the Corporation at par value. As the Corporation expects relatively few such loans to become delinquent, the total amount of loans sold with recourse does not necessarily represent future cash requirements. Collateral obtained on such loans consists primarily of single-family residences.

Except for the above-noted commitments to originate and/or sell mortgage loans in the normal course of business, the Corporation and the Bank have not undertaken the use of off-balance-sheet derivative financial instruments for any purpose.

NOTE 14 - FAIR VALUE OF FINANCIAL INSTRUMENTS

Disclosure of fair value information about financial instruments, for which it is practicable to estimate that value, is required whether or not recognized in the consolidated balance sheets. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Certain financial instruments and all non-financial instruments are excluded from the disclosure requirements. Accordingly, the aggregate fair value amounts presented do not necessarily represent the underlying value of the Corporation.

The Corporation, in estimating its fair value disclosures for financial instruments, used the following methods and assumptions:

CASH AND CASH EQUIVALENTS AND ACCRUED INTEREST: The carrying amounts reported in the balance sheets approximate those assets' and liabilities' fair values.

INVESTMENT AND MORTGAGE-RELATED SECURITIES: Fair values for investment and mortgage-related securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

LOANS RECEIVABLE: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for loans held for sale are based on outstanding sale commitments or quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. The fair value of fixed-rate residential mortgage loans held for investment, commercial real estate loans, rental property mortgage loans and consumer and other loans and leases are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. For construction loans, fair values are based on carrying values due to the short-term nature of the loans.

MORTGAGE SERVICING RIGHTS: In accordance with FASB Statement No. 125, the Corporation has calculated the fair market value of mortgage servicing rights for those loans that are originated with servicing rights retained. For valuation purposes, loans are stratified by product type and, within product type, by interest rate. The primary indicator of fair market value for each loan is its comparison to market interest rate for that loan type. The market values are amortized on a monthly basis based upon prepayment histories. Loans may be revalued monthly and book values adjusted to reflect changes in value.

FEDERAL HOME LOAN BANK STOCK: The carrying amount of FHLB stock equals its fair value because the shares can be resold to the FHLB or other member banks at their carrying amount of $100 per share par amount.

DEPOSITS: The fair values disclosed for NOW accounts, passbook accounts and variable rate insured money market accounts are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The fair values of fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies current incremental interest rates being offered on certificates of deposit to a schedule of aggregated expected monthly maturities of the outstanding certificates of deposit.

BORROWINGS: The fair value of the Corporation's borrowings are estimated using discounted cash flow analysis, based on the Corporation's current incremental borrowing rates for similar types of borrowing arrangements.

OFF-BALANCE-SHEET INSTRUMENTS: Fair values of the Corporation's off-balance-sheet instruments (lending commitments and unused lines of credit) are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements, the counterparties' credit standing and discounted cash flow analyses. The fair value of these off-balance-sheet items approximates the recorded amounts of the related fees and is not material at March 31, 1999 and 1998.

The carrying amounts and fair values of the Corporation's financial instruments consist of the following (in thousands):


                                                                              MARCH 31,
                                               -------------------------------------------------------------------------
                                                                1999                                1998
                                               -------------------------------------------------------------------------
                                                    CARRYING             FAIR           CARRYING            FAIR
                                                     AMOUNT             VALUE            AMOUNT             VALUE
                                               -------------------------------------------------------------------------
Cash equivalents                                  $   63,976        $   63,976        $   67,526        $   67,526
 Investment securities                                87,722            87,565            80,460            80,750
 Mortgage-related securities                         258,489           259,643           254,389           255,653
Loans held for sale                                   18,080            18,080            34,752            34,752
Loans receivable                                   2,111,566         2,116,338         1,962,023         1,973,980
Mortgage servicing rights                              7,298             7,298             3,527             3,527
Federal Home Loan Bank stock                          27,745            27,745            28,030            28,030
Accrued interest receivable                           17,322            17,322            16,514            16,514
Deposits                                           1,824,984         1,813,801         1,700,047         1,685,035
Federal Home Loan Bank and other borrowings          530,495           523,522           520,975           518,100
Reverse repurchase agreements                         42,464            42,430            42,935            42,915
Accrued interest payable                              13,116            13,116            13,551            13,551

NOTE 15 - PARENT ONLY FINANCIAL INFORMATION

CONDENSED BALANCE SHEETS (in thousands):


                                                                                              MARCH 31,
                                                                               --------------------------------------
                                                                                    1999                     1998
                                                                               --------------------------------------
ASSETS
Cash and cash equivalents                                                         $  7,582                 $  3,971
Investment in subsidiaries                                                         191,745                  181,337
Securities held to maturity                                                             --                    4,495
Securities available for sale                                                       11,588                    6,444
Other                                                                               26,051                   10,993
                                                                                  --------                 --------
  Total assets                                                                    $236,966                 $207,240
                                                                                  ========                 ========

LIABILITIES
Loans payable                                                                     $ 12,800                 $  2,000
Other liabilities                                                                    3,879                    2,372
                                                                                  --------                 --------
  Total liabilities                                                                 16,679                    4,372
                                                                                  --------                 --------

STOCKHOLDERS' EQUITY
Total stockholders' equity                                                         220,287                  202,868
                                                                                  --------                 --------
   Total liabilities and stockholders' equity                                     $236,966                 $207,240
                                                                                  ========                 ========


CONDENSED STATEMENTS OF INCOME (in thousands):


                                                                             YEAR ENDED MARCH 31,
                                                            ------------------------------------------------------
                                                                1999                 1998                 1997
                                                            ------------------------------------------------------
Interest income                                               $ 9,384               $11,573               $ 2,827
Interest expense                                                  885                   288                   364
                                                              -------               -------               -------
  Net interest income                                           8,499                11,285                 2,463
Equity in net income from subsidiaries                         22,141                15,646                14,021
Non-interest income                                               478                    33                   722
                                                              -------               -------               -------
                                                               31,118                26,964                17,206
Non-interest expenses                                             408                   519                   422
                                                              -------               -------               -------
  Income before income taxes                                   30,710                26,445                16,784
Income taxes                                                      469                   100                   396
                                                              -------               -------               -------
  Net income                                                  $30,241               $26,345               $16,388
                                                              =======               =======               =======

CONDENSED STATEMENTS OF CASH FLOWS (in thousands):


                                                                                        YEAR ENDED MARCH 31,
                                                                             -----------------------------------------
                                                                                1999            1998            1997
                                                                             -----------------------------------------
OPERATING ACTIVITIES
 Net income                                                                   $ 30,241        $ 26,345        $ 16,388
 Adjustments to reconcile net income to net cash
  provided (used) by operating activities:
   Equity in net income of subsidiaries                                        (29,955)        (25,404)        (15,726)
   Other                                                                        (1,755)            346            (927)
                                                                              --------        --------        --------
   Net cash provided (used) by operating activities                             (1,469)          1,287            (265)
INVESTING ACTIVITIES
 Proceeds from maturities of investment securities                                  --              --              99
 Purchase of investment securities available for sale                           (1,453)           (306)           (898)
 Purchase of investment securities held to maturity                                 --          (4,481)             --
 Proceeds from sales of mortgage-related securities available for sale             944             245              --
 Principal collected on mortgage-backed securities                                   2              --               2
 Net decrease (increase) in loans receivable                                   (11,960)          1,073           1,920
 Dividends from subsidiary                                                      20,544          26,330          13,233
 Other                                                                             (14)          4,280              70
                                                                              --------        --------        --------
  Net cash provided by investing activities                                      8,063          27,141          14,426
FINANCING ACTIVITIES
 Increase (decrease) in other loans payable                                     10,800          (6,500)          3,502
 Purchase of treasury stock                                                    (11,492)        (16,751)        (15,218)
 Exercise of stock options and purchase of stock by retirement plans             3,455           1,354             474
 Cash dividend paid                                                             (6,771)         (5,756)         (3,920)
 Repayment of ESOP borrowings                                                    1,025           1,010           1,177
                                                                              --------        --------        --------
  Net cash used by financing activities                                         (2,983)        (26,643)        (13,985)
                                                                              --------        --------        --------
  Increase in cash and cash equivalents                                          3,611           1,785             176
 Cash and cash equivalents at beginning of year                                  3,971           2,186           2,010
                                                                              ========        ========        ========
  Cash and cash equivalents at end of year                                    $  7,582        $  3,971        $  2,186
                                                                              ========         =======        ========

NOTE 16 - SEGMENT REPORTING

According to the materiality thresholds of SFAS No. 131, the Corporation is required to report each operating segment based on materiality thresholds of ten percent or more of certain amounts, such as revenue. Additionally, the Corporation is required to report separate operating segments until the revenue attributable to such segments is at least 75 percent of total consolidated revenue. SFAS No. 131 allows the Corporation to combine operating segments, even though they may be individually material, if the segments have similar basic characteristics in the nature of the products, production processes, and type or class of customer for products or services. Based on the above criteria, the Corporation has two reportable segments.

COMMUNITY BANKING: This segment is the main basis of operation for the Corporation and includes the branch network and other deposit support services; origination, sales and servicing of one-to-four family loans; origination of multifamily, commercial real estate and business loans; origination of a variety of consumer loans; and sales of alternative financial investments such as tax deferred annuities.

REAL ESTATE INVESTMENTS: The Corporation's non-banking subsidiary, IDI, and it's subsidiary, NIDI, invest in limited partnerships in real estate developments. Such developments include recreational residential developments and industrial developments (such as office parks).

The following represents reconciliations of reportable segment revenues, profit or loss, and assets to the Corporation's consolidated totals for the years ended March 31, 1999, 1998 and 1997, respectively.


                                                                       YEAR ENDED MARCH 31, 1999
                                                         ------------------------------------------------------
                                                                                                CONSOLIDATED
                                                            REAL ESTATE         COMMUNITY         FINANCIAL
                                                            INVESTMENTS          BANKING          STATEMENTS
                                                         ---------------    ---------------    ----------------
Interest income                                             $    1,974          $  194,309          $  196,283
Interest expense                                                     0             114,535             114,535
                                                            ----------          ----------          ----------
  Net interest income                                            1,974              79,774              81,748
Provision for loan losses                                            0               1,217               1,217
                                                            ----------          ----------          ----------
  Net interest income after provision for loan losses            1,974              78,557              80,531
Other income                                                       631              18,864              19,495
Other expense                                                      456              51,136              51,592
                                                            ----------          ----------          ----------
  Net operating income                                           2,149              46,285              48,434
Gain on sale of real estate partnership investments                414                   0                 414
                                                            ----------          ----------          ----------
  Income before income taxes                                     2,563              46,285              48,848
Income taxes                                                       412              18,195              18,607
                                                            ----------          ----------          ----------
  Net income                                                $    2,151          $   28,090          $   30,241
                                                            ==========          ==========          ==========

Average assets                                              $   26,530          $2,596,965          $2,623,495


                                                                  YEAR ENDED MARCH 31, 1998
                                                       ----------------------------------------------------
                                                                                              CONSOLIDATED
                                                        REAL ESTATE         COMMUNITY           FINANCIAL
                                                        INVESTMENTS          BANKING           STATEMENTS
                                                       ---------------    ---------------    --------------
Interest income                                         $      334          $  186,910         $  187,244
Interest expense                                                 0             110,893            110,893
                                                        ----------          ----------         ----------
  Net interest income                                          334              76,017             76,351
Provision for loan losses                                        0               1,250              1,250
                                                        ----------          ----------         ----------
  Net interest income after provision for loan losses          334              74,767             75,101
Other income                                                   (92)             15,659             15,567
Other expense                                                  834              48,137             48,971
                                                        ----------          ----------         ----------
  Net operating income                                        (592)             42,289             41,697
Gain on sale of real estate partnership investments            155                   0                155
                                                        ----------          ----------         ----------
  Income before income taxes                                  (437)             42,289             41,852
Income taxes                                                  (260)             15,767             15,507
                                                        ----------          ----------         ----------
  Net income                                            $     (177)         $   26,522         $   26,345
                                                        ==========          ==========         ==========

Average assets                                          $   13,855          $2,434,726         $2,448,581


                                                                    YEAR ENDED MARCH 31, 1997
                                                         ----------------------------------------------------
                                                                                                CONSOLIDATED
                                                          REAL ESTATE         COMMUNITY           FINANCIAL
                                                          INVESTMENTS          BANKING           STATEMENTS
                                                         ---------------    ---------------   ---------------
Interest income                                           $       53          $  160,516          $  160,569
Interest expense                                                   0              95,543              95,543
                                                          ----------          ----------          ----------
  Net interest income                                             53              64,973              65,026
Provision for loan losses                                          0                 850                 850
                                                          ----------          ----------          ----------
  Net interest income after provision for loan losses             53              64,123              64,176
Other income                                                   6,052              12,132              18,184
Other expense                                                  3,699              53,076              56,775
                                                          ----------          ----------          ----------
  Net operating income                                         2,406              23,179              25,585
Gain on sale of real estate partnership investments                0                   0                   0
                                                          ----------          ----------          ----------
  Income before income taxes                                   2,406              23,179              25,585
Income taxes                                                     977               8,220               9,197
                                                          ----------          ----------          ----------
  Net income                                              $    1,429          $   14,959          $   16,388
                                                          ==========          ==========          ==========

Average assets                                            $    6,450          $2,103,082          $2,109,532

NOTE 17 - EARNINGS PER SHARE

The computation of earnings per share for fiscal years 1999, 1998, and 1997 is as follows:


                                                                        TWELVE MONTHS ENDED MARCH 31,
                                                          -----------------------------------------------------------
                                                                   1999                1998                 1997
                                                          -----------------------------------------------------------
Numerator:
       Net income                                               $30,240,991          $26,345,093          $16,387,999
                                                                -----------          -----------          -----------
       Numerator for basic and diluted earnings
         per share--income available to common
         stockholders                                           $30,240,991          $26,345,093          $16,387,999

Denominator:
       Denominator for basic earnings per
         share--weighted-average shares                          24,021,061           24,826,882           22,952,833
       Effect of dilutive securities:
         Employee stock options                                   1,301,929            1,348,562            1,118,667
       Denominator for diluted earnings per
         share--adjusted weighted-average
                                                                -----------          -----------          -----------
         shares and assumed conversions                          25,322,990           26,175,444           24,071,500
                                                                ===========          ===========          ===========
Basic earnings per share                                        $      1.26          $      1.06          $      0.71
                                                                ===========          ===========          ===========
Diluted earnings per share                                      $      1.19          $      1.01          $      0.68
                                                                ===========          ===========          ===========

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors and Stockholders
Anchor BanCorp Wisconsin Inc.

We have audited the accompanying consolidated balance sheets of Anchor BanCorp Wisconsin Inc. (the "Corporation") as of March 31, 1999 and 1998, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended March 31, 1999. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the 1999, 1998, and 1997 financial statements of FCB Financial Corp., which statements reflect total assets constituting 19.6% and 20.6% of the consolidated financial statement totals as of March 31, 1999 and 1998, respectively, and net income constituting 22.1%, 22.2% and 14.9% of the consolidated financial statement totals for the three years in the period ended March 31, 1999. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for FCB Financial Corp., is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Anchor BanCorp Wisconsin Inc. at March 31, 1999 and 1998, and the consolidated results of its operations and its cash flows for each of the three years in the period ended March 31, 1999, in conformity with generally accepted accounting principles.


/s/   Ernst & Young LLP

April 30, 1999
Milwaukee, Wisconsin

                      MANAGEMENT AND AUDIT COMMITTEE REPORT

Management is responsible for the preparation, content and integrity of the financial statements and all other financial information included in this annual report. The financial statements have been prepared in accordance with generally accepted accounting principles.

The Corporation maintains a system of internal controls designed to provide reasonable assurance as to the integrity of financial records and the protection of assets. The system of internal controls includes written policies and procedures, proper delegation of authority, organizational division of responsibilities and the careful selection and training of qualified personnel. In addition, the internal auditors and independent auditors periodically test the system of internal controls.

Management recognizes that the cost of a system of internal controls should not exceed the benefits derived and that there are inherent limitations to be considered in the potential effectiveness of any system. However, management believes that the system of internal controls provides reasonable assurances that financial transactions are recorded properly to permit the preparation of reliable financial statements.

The Audit Committee of the Board of Directors is composed of outside directors and has the responsibility for the recommendation of the independent auditors for the Corporation. The committee meets regularly with the independent auditors and internal auditors to review the scope of their audits and audit reports and to discuss any action to be taken. The independent auditors and the internal auditors have free access to the Audit Committee.

 /s/    Douglas J. Timmerman
--------------------------------------
Douglas J. Timmerman
President and Chief Executive Officer

 /s/   Michael W. Helser
--------------------------------------
Michael W. Helser
Treasurer and Chief Financial Officer

 /s/   Arlie M. Mucks, Jr.
--------------------------------------
Arlie M. Mucks, Jr.
Chairman, Audit Committee

April 30, 1999

                                   SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                           ANCHOR BANCORP WISCONSIN INC.


                           By:   /s/      Douglas J. Timmerman
                                 -----------------------------------------------
                                 Douglas J. Timmerman
                                 Chairman of the Board, President and Chief Executive Officer

                           Date: May 20, 1999


      Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons in the capacities and on the dates indicated.

By: /s/      Douglas J. Timmerman    By: /s/      Michael W. Helser
    --------------------------------     -------------------------------------
    Douglas J. Timmerman                 Michael W. Helser
    Chairman of the Board, President     Treasurer and Chief Financial Officer
    and Chief Executive Officer          (principal financial and
    (principal executive officer)        accounting officer)
    Date:  May 20, 1999                  Date:  May 20, 1999

                                      By: /s/   Greg M. Larson
                                          -----------------------------------
                                          Greg M. Larson
                                          Director
                                          Date:  May 20, 1999



By:    /s/   Arlie M. Mucks, Jr.      By: /s/   Pat Richter
       ----------------------------       -----------------------------------
       Arlie M. Mucks, Jr.                Pat Richter
       Director                           Director
       Date:  May 20, 1999                Date:  May 20, 1999



By:    /s/   Bruce A. Robertson       By: /s/   Holly Cremer Berkenstadt
       ----------------------------       -----------------------------------
       Bruce A. Robertson                 Holly Cremer Berkenstadt
       Director                           Director
       Date:  May 20, 1999                Date:  May 20, 1999